As filed with the Securities and Exchange Commission on November 14, 1996.
                                             Registration Statement No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                             ____________________

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                      INTELIDATA TECHNOLOGIES CORPORATION
            (Exact name of Registrant as specified in its Charter)

        Delaware                                    54-1820617
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
incorporation or organization)

                      InteliData Technologies Corporation
                             13100 Worldgate Drive
                                   Suite 600
                           Herndon, Virginia  20170
          (Address of principal executive office, including zip code)

                      INTELIDATA TECHNOLOGIES CORPORATION
                             STOCK INCENTIVE PLAN
                           (Full title of the Plan)
                            ______________________

                              Albert N. Wergley
                      InteliData Technologies Corporation
                             13100 Worldgate Drive
                                   Suite 600
                           Herndon, Virginia  20170
                                (703) 834-8500
               (Name, address, including zip code, and telephone number
                       including area code, of agent for service)

                                With copies to:

                             David M. Carter, Esq.
                               Hunton & Williams
                         Riverfront Plaza, East Tower
                             951 East Byrd Street
                         Richmond, Virginia 23219-4074
                                 804-788-8200

                             ____________________

                        CALCULATION OF REGISTRATION FEE

                                Proposed        Proposed
Title of                        maximum         maximum
securities         Amount       offering        aggregate        Amount of
to be              to be        price per       offering       registration
registered       registered     share (1)       price              fee

Common Stock,     1,500,000      $9.31          $13,965,000      $4,232
$.001 par value    shares

      (1) Calculated pursuant to Rule 457(c) on the basis of $9.31 per share, which was the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on November 11, 1996.

                                  PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

      Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

      Not required to be filed with the Commission.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The Company's Prospectus, dated October 9, 1996, contained in the Company's Registration Statement on Form S-4 (File No. 333-11081), filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") is incorporated herein by reference and made a part hereof.

      In addition, all documents filed by the Company pursuant to Section 13(a) and 13(c) of the Exchange Act after the date of the Prospectus and prior to the termination of the offering of shares of the Company's Common Stock pursuant to the InteliData Technologies Corporation Stock Incentive Plan (the "Plan"), any definitive proxy or information statement filed pursuant to
Section 14 of the Exchange Act in connection with any subsequent meeting of shareholders and any reports filed pursuant to Section 15(d) of the Exchange Act prior to any such termination of the offering of shares, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law ("DGCL") authorizes, inter alia, a corporation generally to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation; however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority voted of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      Article IX of the InteliData Technologies Corporation ("InteliData") Amended and Restated Certificate of Incorporation provides that InteliData shall indemnify any and all persons permitted to be indemnified by Section 145 of DGCL to the fullest extent permitted by the DGCL.

      Section 7.02 of the InteliData Bylaws, provides, in substance, that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

      InteliData intends to enter into indemnification agreements with certain of its directors providing for indemnification to the fullest extent permitted by the laws of the State of Delaware. These agreements provide for specific procedures to better assure the directors' rights to indemnification, including procedures for directors to submit claims, for determination of directors' entitlement to indemnification (including the allocation of the burden of proof and selection of a reviewing party) and for enforcement of directors' indemnification rights.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

Exhibit No.

   4.1 Article IX of the Certificate of Incorporation of InteliData Technologies Corporation (incorporated herein by reference to Appendix IV to the Joint Proxy Statement/Prospectus included in InteliData's Registration Statement on Form S-4 filed with the Commission on August 29, 1996, as amended) (File No. 333-11081) and Section 7.02 of the Bylaws of InteliData Technologies Corporation (incorporated herein by reference to Appendix V to the Joint Proxy Statement/Prospectus included in InteliData's Registration Statement on Form S-4 filed with the Commission on August 29, 1996, as amended) (File No. 333-11081).

   5.1 Opinion of Hunton & Williams as to the legality of the securities being registered.

   10.1     InteliData Technologies Corporation Stock Incentive Plan.

   23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

   23.2     Consent of KPMG Peat Marwick LLP.

   23.3     Consent of Deloitte & Touche LLP.

   24.1     Power of Attorney (included on signature page).

Item 9.  Undertakings

      (a)   The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to
                        the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herndon, Commonwealth of Virginia on November 14, 1996.

                                   INTELIDATA TECHNOLOGIES CORPORATION
                                     (Registrant)



                                    By:/s/ John C. Backus, Jr.
                                       John C. Backus, Jr.
                                       President and Chief Operating Officer

                               POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 14, 1996. Each of the directors and/or officers of InteliData Technologies Corporation, whose signature appears below hereby appoints Robert J. Schock, John C. Backus, Jr. and Albert N. Wergley, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable InteliData Technologies Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

            Signature                                Title

 /s/ Robert J. Schock                   Chief Executive Officer, Vice-Chairman
Robert J. Schock                        of the Board and Director
                                        (Principal Executive Officer)

 /s/ John C. Backus, Jr.                President, Chief Operating Officer
John C. Backus, Jr.                     and Director


 /s/ John N. Giamalis                   Vice President, Treasurer and Chief
John N. Giamalis                        Financial Officer
                                        (Principal Financial and Accounting
                                         Officer)


 /s/ William F. Gorog                   Chairman of the Board and Director
William F. Gorog


                                        Director
T. Coleman Andrews, III


 /s/ Walter M. Fiederowicz              Director
Walter M. Fiederowicz


                                        Director
Patrick F. Graham


                                        Director
Constantine S. Macricostas


                                        Director
Wesley C. Tallman


 /s/ Timothy R. Welles                  Director
Timothy R. Welles

                                 EXHIBIT INDEX

Exhibit No.      Description

    4.1 Article IX of the Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-4, File No. 333-11081, and incorporated herein by reference) and
               Section 7.02 of the Bylaws of the Company (filed as Exhibit
               3.2 to the Company's Registration Statement on Form S-4, File No. 333-11081, and incorporated herein by reference).

    5.1 Opinion of Hunton & Williams as to the legality of the securities being registered.

   10.1        InteliData Technologies Corporation Stock Incentive Plan.

   23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

   23.2        Consent of KPMG Peat Marwick LLP.

   23.3        Consent of Deloitte & Touche LLP.

   24.1        Power of Attorney (included on signature page).